                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                 BIOMET, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                 BIOMET, INC.
- --------------------------------------------------------------------------------
        (Name of Person(s) Filing Proxy if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                                 [BIOMET LOGO]

To the Shareholders of Biomet, Inc.:

    You are cordially invited to attend the Annual Meeting of Shareholders of Biomet, Inc. to be held on Saturday, September 23, 1995, at 10:00 a.m., local time, at the Century Center, 120 South St. Joseph Street, South Bend, Indiana.

    At the meeting, shareholders will vote on the election of four persons to the Board of Directors and the ratification of the selection of Coopers & Lybrand L.L.P., as independent accountants for the coming year. Details can be found in the accompanying Notice and Proxy Statement.

    We hope you are planning to attend the Annual Meeting personally and we look forward to meeting with you. Please check the appropriate "attendance" box on your proxy card. However, because the vote of each shareholder is of utmost importance, we kindly request that you complete, date and sign your proxy card and return it to us promptly in the enclosed envelope, whether or not you currently plan to attend the Annual Meeting. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of the Company or by filing a properly executed proxy bearing a later date.

    On behalf of the Board of Directors and management of Biomet, Inc., I would like to extend our appreciation for your continued support and confidence.

                                         Sincerely yours,

                                         BIOMET, INC.

                                         DANE A. MILLER
                                         Dane A. Miller, Ph.D.
                                         President and Chief
                                         Executive Officer

                                 [BIOMET LOGO]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 23, 1995

TO THE SHAREHOLDERS OF BIOMET, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Biomet, Inc. (the "Company") will be held on Saturday, September 23, 1995, at
10:00 a.m., local time, at the Century Center, 120 South St. Joseph Street, South Bend, Indiana, for the following purposes:

(1)  To elect four directors to serve for terms of three years each.

(2) To ratify the selection by the Board of Directors of Coopers & Lybrand L.L.P., as independent accountants for the Company for the fiscal year ending May 31, 1996.

(3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Shareholders of record as of the close of business on July 17, 1995 are entitled to receive notice of and to vote at the Annual Meeting.

    We urge you to date, sign and mail the enclosed proxy in the envelope provided, even if you hold only a few shares and whether or not you expect to be present in person. You may revoke your proxy at any time prior to its exercise by filing with the Secretary of the Company a properly executed instrument revoking such proxy or by filing a properly executed proxy bearing a later date.

                                     By Order of the Board of Directors,

                                     DANIEL P. HANN
                                     Daniel P. Hann, Secretary

August 4, 1995
Warsaw, Indiana

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                 [BIOMET LOGO]


                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 23, 1995

                              GENERAL INFORMATION

    This Proxy Statement is furnished to the shareholders of Biomet, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Shareholders to be held at the Century Center, 120 South St. Joseph Street, South Bend, Indiana, on Saturday, September 23, 1995, at 10:00 a.m., local time, or any adjournment thereof. This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on or about August 4, 1995.

    Each properly executed proxy returned prior to the meeting will be voted in accordance with the directions contained therein. Proxies may be revoked at any time prior to exercise by written notice to the Secretary of the Company or by filing a properly executed proxy bearing a later date. Appropriate forms will be available at the Annual Meeting for persons who wish to vote in person.

    As of July 17, 1995, the record date for the Annual Meeting, there were 115,261,422 Common Shares of the Company issued and outstanding, each of which is entitled to one vote on each matter to come before the meeting. Shareholders do not have cumulative voting rights.

    All expenses in connection with the solicitation of proxies will be paid by the Company. The Company will also provide to all brokers, dealers, banks and voting trustees, and their nominees, copies of this Proxy Statement, the accompanying form of proxy and the Annual Report for mailing to beneficial owners and, upon request therefor, will reimburse such record holders for their reasonable expenses in connection therewith. The Company expects to solicit proxies primarily by mail, but directors, officers and employees of the Company may also solicit in person or by telephone.

    Shareholder proposals to be considered for presentation at the 1996 Annual Meeting of Shareholders must be submitted in writing and received by the Company's Secretary by April 1, 1996. The mailing address of the principal executive offices of the Company is Airport Industrial Park, P.O. Box 587, Warsaw, Indiana 46581-0587.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth certain data with respect to those persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Shares of the Company as of July 17, 1995. Except as otherwise indicated in the notes to the table, each person has sole voting and investment power with respect to the shares indicated.

  NAME AND ADDRESS OF                    AMOUNT AND NATURE               PERCENT
    BENEFICIAL OWNER                  OF BENEFICIAL OWNERSHIP           OF CLASS
  -------------------                 -----------------------           --------

State Farm Mutual Automobile                 8,277,000                     7.2%
  Insurance Company and
  related entities
One State Farm Plaza
Bloomington, Illinois 61710

    According to information contained in a Schedule 13G filing with the Securities and Exchange Commission made by State Farm Mutual Automobile Insurance Company ("State Farm") dated January 28, 1995, State Farm has sole voting and dispositive power with respect to these shares, all of which were acquired for investment in the ordinary course of its business and not for the purpose of influencing control of the Company.

              SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth beneficial ownership of Common Shares of the Company as of July 17, 1995 by each director of the Company, each executive officer of the Company named in the Summary Compensation Table herein, and by all directors and executive officers of the Company as a group. Unless otherwise stated, the beneficial owners exercise sole voting and/or investment power over their shares.

   NAME OF                         NUMBER OF                PERCENT
BENEFICIAL OWNER           SHARES BENEFICIALLY OWNED       OF CLASS
- ----------------           -------------------------       --------
Garry L. England                  155,429  (1)                0.1%
Jerry L. Ferguson               1,812,360  (2)                1.6
Ronald R. Fisher                  729,540  (3)                0.6
Daniel P. Hann                     48,493  (4)                 *
C. Scott Harrison, M.D.           491,387  (5)                0.4
M. Ray Harroff                    201,618  (6)                0.2
Thomas F. Kearns, Jr.               7,000  (7)                 *
Dane A. Miller, Ph.D.           5,118,526  (8)                4.4
Jerry L. Miller                 2,380,390  (9)                2.1
Kenneth V. Miller                 131,139  (10)               0.1
Charles E. Niemier                463,622  (11)               0.4
Niles L. Noblitt                3,056,989  (12)               2.7
Marilyn Tucker Quayle               5,000  (13)                *
L. Gene Tanner                     70,000                      *

All Directors and Executive
Officers as a Group
(17 persons, including
the foregoing)                 14,901,161  (14)              12.9

* Represents less than .1% of the Company's issued and outstanding common shares.

(1) Includes 27,036 shares held jointly with his wife, as to which Mr. England has shared voting and investment power; 8,628 shares held for Mr. England's account in the Company's Employee Stock Bonus Plan, as to which Mr. England has voting power but no investment power; 12,642 shares held in Mr. England's account in the Company's Profit Sharing Plan and Trust qualified under Section 401(k) of the Internal Revenue Code (the "Profit Sharing Plan"), as to which Mr. England has no voting or investment power; and 36,450 shares subject to options exercisable within 60 days.

(2) Includes 1,277,756 shares held jointly with his wife, as to which Mr. Ferguson has shared voting and investment power; 210,836 shares owned of record by his wife and 17,280 shares held in an individual retirement account ("IRA") for her benefit, as to which Mr. Ferguson has no voting or investment power and disclaims beneficial ownership; 48,760 shares owned of record by his son, as to which Mr. Ferguson has no voting or investment power and disclaims beneficial ownership; and 5,000 shares subject to options exercisable within 60 days.

(3) Includes 42,020 shares held jointly with his wife, as to which Mr. Fisher has shared voting and investment power; 5,300 shares owned of record by Mr. Fisher's wife and 7,580 shares held in an IRA for her benefit, as to which Mr. Fisher has no voting or investment power and disclaims beneficial ownership; 1,400 shares held in an IRA for Mr. Fisher's benefit as to which he has investment power but no voting power; 141,000 shares held in trust for the benefit of Mr. Fisher's children and 6,280 shares held in trust for his minor grandchildren as to which Mr. Fisher has no voting or investment power and disclaims beneficial ownership; and 118,800 shares held in an employee benefit fund for which Mr. Fisher holds no voting or investment power and disclaims beneficial ownership.

(4) Includes 200 shares as to which Mr. Hann has shared voting and investment power; 3,079 shares held for Mr. Hann's account in the Company's Employee Stock Bonus Plan, as to which Mr. Hann holds voting power but no investment power; 3,964 shares held in Mr. Hann's account in the Company's Profit Sharing Plan, as to which Mr. Hann has no voting or investment power; and 21,250 shares subject to options exercisable within 60 days.

(5) Includes 226,252 shares subject to options exercisable by Dr. Harrison within 60 days.

(6) Includes 70,298 shares owned of record by his wife, as to which Mr. Harroff has no voting or investment power and disclaims beneficial ownership; and 5,000 shares subject to options exercisable within 60 days.

(7) Includes 5,000 shares subject to options exercisable by Mr. Kearns within 60 days.

(8) Includes 5,030,250 shares held jointly with his wife, as to which Dr. Miller has shared voting and investment power; 19,988 shares held in an IRA for the benefit of his wife, as to which Dr. Miller has no voting or investment power and disclaims beneficial ownership; 12,539 shares held for Dr. Miller's account in the Company's Employee Stock Bonus Plan, as to which Dr. Miller holds voting power but no investment power; and 8,343 shares held in Dr. Miller's account in the Company's Profit Sharing Plan, as to which he has no voting or investment power.

(9) Includes 144,000 shares held in trust for the benefit of Mr. Miller's minor children as to which he has shared voting and investment power and disclaims beneficial ownership; and 5,000 shares subject to options exercisable within 60 days.

(10) Includes 5,000 shares subject to options exercisable by Mr. Miller within 60 days.

(11) Includes 128,059 shares owned of record by Mr. Niemier's wife and 13,588 shares held in an IRA for her benefit, as to which Mr. Niemier has no voting or investment power and disclaims beneficial ownership; 31,592 shares held in an IRA for Mr. Niemier's benefit as to which he has investment power but no voting power; 10,619 shares held for Mr. Niemier's account in the Company's Employee Stock Bonus Plan, as to which Mr. Niemier holds voting power but no investment power; 15,167 shares held in Mr. Niemier's account in the Company's Profit Sharing Plan, as to which he has no voting or investment power; 130,288 shares held in trust for the benefit of Mr. Niemier's minor children as to which he has no voting or investment power and disclaims beneficial ownership; and 6,250 shares subject to options exercisable within 60 days.

(12) Includes 1,485,144 shares owned of record by Mr. Noblitt's wife and 14,400 shares held in an IRA for her benefit, as to which Mr. Noblitt holds no voting or investment power and disclaims beneficial ownership; 16,512 shares owned of record by his children, as to which Mr. Noblitt has no voting or investment power and disclaims beneficial ownership; 21,600 shares held jointly with his wife, as to which he has shared voting and investment power; 13,062 shares held for Mr. Noblitt's account in the Company's Employee Stock Bonus Plan, as to which he holds voting power but no investment power; and 14,706 shares held in Mr. Noblitt's account in the Company's Profit Sharing Plan, as to which he has no voting or investment power.

(13) Includes 5,000 shares subject to options exercisable by Ms. Quayle within 60 days.

(14) Includes 65,401 shares subject to options exercisable within 60 days held by three executive officers of the Company who are not directors and are not named in the Summary Compensation Table herein; 12,308 shares held in the Company's Employee Stock Bonus Plan for the accounts of these executive officers, as to which they have voting power but no investment power; and 11,336 shares held in the Company's Profit Sharing Plan for the accounts of these executive officers, as to which they have no voting or investment power.


                         ELECTION OF DIRECTORS (ITEM 1)

      The Company's Bylaws divide the Board of Directors into three classes, with one class to be elected at each annual meeting of shareholders. At the Annual Meeting, the shareholders will vote to elect four directors in Class III to serve for a three-year term expiring in 1998, and until their successors are elected and qualified. Class I Directors and Class II Directors will not be elected at the Annual Meeting and will continue in office until the annual meetings of shareholders to be held in 1996 and 1997, respectively. The Board of Directors has nominated the persons named below for election as Class III Directors. The name, age, business background and tenure as a director of the Company of each nominee and each director continuing in office are set forth below. Jerry L. Miller and Kenneth V. Miller are brothers; no other family relationship exists among any of the nominees or continuing directors. Except as otherwise indicated, the principal occupations of the nominees and continuing directors have not changed during the last five years. The nominees for director have consented to serve, if elected, and the Company has no reason to believe that any of the nominees will be unable to serve. Should any nominee become unavailable for any reason, proxies will be voted for an alternate candidate chosen by the Board of Directors, unless the Board of Directors reduces the number of directors. To be elected a director, a nominee must receive the affirmative vote of a plurality of votes of the Common Shares present or represented at the meeting and entitled to vote in the election of directors. Withheld votes and broker non-votes (which are treated as "withheld" votes) are not counted as votes in favor of any nominee. Unless authority to vote for a nominee is withheld, the accompanying proxy will be voted FOR the nominees named.

DIRECTORS STANDING FOR ELECTION
NAME, AGE AND BUSINESS EXPERIENCE

CLASS III: FOR A THREE-YEAR TERM EXPIRING AT THE 1998 ANNUAL MEETING OF SHAREHOLDERS

RONALD R. FISHER, age 61. . . . . . . . . . . . . . . . . . Director since 1994
Mr. Fisher was President of Ronald R. Fisher & Associates, Inc. (distributor of the Company's products) prior to his retirement in December 1994.

M. RAY HARROFF, age 55 . . . . . . . . . . . . . . . . . . .Director since 1978
Mr. Harroff, one of the four founders of the Company, is President of Stonehenge Golf Club, Inc. (golf country club) and Stonehenge Links Village Development (real estate development).

JERRY L. MILLER, age 49 . . . . . . . . . . . . . . . . . . Director since 1979
Member: Audit, Compensation, Executive, Nominating and Stock Option Committees. Mr. Miller is a principal in Havirco, Inc. (private investment management). Mr. Miller is a director of Hansvedt Industries, Inc. (machine tool manufacturer).

CHARLES E. NIEMIER, age 39 . . . . . . . . . . . . . . . . .Director since 1987
Mr. Niemier has served as Senior Vice President - International Operations of the Company since November 1991. He previously served as Senior Vice President
- - Warsaw Operations from May 1990 to November 1991. Prior thereto he served as Vice President - Finance. Mr. Niemier is a director of Acordia School
Benefits, Inc. (third party insurance administrator). He is also a director or trustee of several educational, civic and charitable organizations, including Valparaiso University.

DIRECTORS CONTINUING IN OFFICE
NAME, AGE AND BUSINESS EXPERIENCE

CLASS I:  TERM EXPIRES AT THE 1996 ANNUAL MEETING OF SHAREHOLDERS

C. SCOTT HARRISON, M.D., age 58 . . . . . . . . . . . . . . .Director since 1994
Member: Executive Committee. Dr. Harrison has served as a consultant to the Company since January 1995. Prior thereto, Dr. Harrison was the President, Chief Executive Officer and Chairman of the Board of Kirschner Medical Corporation.

NILES L. NOBLITT, age 44 . . . . . . . . . . . . . . . . . . Director since 1978
Member: Audit, Executive and Stock Option Committees. Mr. Noblitt is the Chairman of the Board of the Company and is one of its four founders. Mr. Noblitt is a trustee of Rose Hulman Institute of Technology.

KENNETH V. MILLER, age 47 . . . . . . . . . . . . . . . . . .Director since 1979
Member:  Audit, Compensation, Executive, Nominating and Stock Option
Committees. Mr. Miller is a principal in Havirco, Inc. (private investment management). Mr. Miller is a director of Hansvedt Industries, Inc. (machine tool manufacturer).

L. GENE TANNER, age 62 . . . . . . . . . . . . . . . . . . . Director since 1985
Mr. Tanner is Chairman of the Board of Nat City Investments, Inc. (investment banking firm) (formerly Raffensperger, Hughes & Co., Incorporated). Mr. Tanner is a director of Circle Ventures, Inc. (venture capital fund).

MARILYN TUCKER QUAYLE, age 46 . . . . . . . . . . . . . . . .Director since 1993
Ms. Quayle is an attorney currently engaged in private practice as a partner for the Indianapolis, Indiana law firm of Krieg, Devault, Alexander and Capehart. She is also Vice President and Treasurer of BTC, Inc. (public speaking company). Previously Ms. Quayle was Chairman of the International Disaster Advisory Committee, Agency for International Development.

CLASS II:  TERM EXPIRES AT THE 1997 ANNUAL MEETING OF SHAREHOLDERS

DANE A. MILLER, PH.D., age 49 . . . . . . . . . . . . . . . .Director since 1977
Member: Compensation, Executive and Stock Option Committees. Dr. Miller is the President and Chief Executive Officer of the Company and is one of its four founders. Dr. Miller is a director of 1st Source Corporation (bank holding company), a trustee of General Motors Institute and serves on the Engineering Advisory Committee of the University of Cincinnati.

JERRY L. FERGUSON, age 54 . . . . . . . . . . . . . . . . . .Director since 1978
Member: Executive and Nominating Committees. Mr. Ferguson, one of the four founders of the Company, has served as the Company's Senior Vice President since December 1994. He previously served as Special Projects Advisor to the Company from December 1993 to December 1994. Prior therto, Mr. Ferguson was the owner of Classic Car Centre, Inc. (automobile dealership).

THOMAS F. KEARNS, JR., age 58 . . . . . . . . . . . . . . . .Director since 1983
Mr. Kearns is a retired partner of Bear, Stearns & Co., Inc. (investment banking firm). Mr. Kearns is a director of PharmaKinetics Laboratories, Inc. (contract research organization) and a trustee of the University of North Carolina.

DANIEL P. HANN, age 40 . . . . . . . . . . . . . . . . . . . Director since 1989
Mr. Hann is the Vice President, General Counsel and Secretary of the Company. Mr. Hann is a director or trustee of several civic and charitable organizations, including The Indiana Nature Conservancy.


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company has an Executive Committee comprised of Dane A. Miller, Niles L. Noblitt, Jerry L. Ferguson, C. Scott Harrison, Kenneth V. Miller and Jerry L. Miller. The Board of Directors also has a Nominating Committee comprised of Jerry L. Ferguson, Jerry L. Miller and Kenneth V. Miller; an Audit Committee comprised of Jerry L. Miller, Kenneth V. Miller and Niles L. Noblitt; a Compensation

Committee comprised of Dane A. Miller, Jerry L. Miller and Kenneth V. Miller; and a Stock Option Committee comprised of Dane A. Miller, Jerry L. Miller, Kenneth V. Miller and Niles L. Noblitt.

    The Executive Committee has full authority from the Board of Directors to conduct the business of the Company within the limits prescribed by Indiana law. The function of the Audit Committee is to monitor the internal controls and financial reporting of the Company and its subsidiaries; to review these matters with the President and Chief Executive Officer and the Company's independent accountants; to review the scope and parameters of the independent accountants' audit of the Company's consolidated financial statements; to establish policies and make recommendations to the Board of Directors with respect to approval of transactions between the Company and its directors, officers and employees; and to make recommendations to the Board of Directors concerning the annual appointment of the Company's independent accountants.

    The Nominating Committee is responsible for, among other things, receiving and reviewing recommendations for nominations to the Board of Directors, establishing eligibility criteria and procedures for identifying potential nominees to the Board of Directors and recommending individuals as nominees for election to the Board of Directors. The Nominating Committee will consider for nomination as directors, persons recommended by shareholders provided that such recommendations are in writing and delivered to the Secretary, Biomet, Inc., Airport Industrial Park, P.O. Box 587, Warsaw, Indiana 46581-0587, and delivered to or mailed and received at such address not less than sixty days nor more than ninety days prior to the Annual Meeting of Shareholders. In the event that less than seventy days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, any notice of nomination by a shareholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

    The Compensation Committee is responsible for administering the compensation programs for the executive officers and employees of the Company.

    The Stock Option Committee administers the stock option plans of the Company. Presently, no member of the Stock Option Committee participates in any of these plans with the exception that the two non-employee director members, Jerry L. Miller and Kenneth V. Miller, receive an option to purchase 5,000 Common Shares of the Company every three years during their service as a non-employee director of the Company pursuant to the terms of the Biomet, Inc. 1992 Employee and Non-Employee Director Stock Option Plan.

    The Board of Directors, the Executive Committee, the Compensation Committee, the Stock Option Committee, the Nominating Committee and the Audit Committee of the Company met five times, three times, two times, two times, one time and two times, respectively, during the past fiscal year. No director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and of any committee of the Board of Directors of which he or she was a member.


COMPENSATION OF DIRECTORS

    Each director of the Company who is not an employee receives an annual fee of $5,000, plus $600 and reimbursement for travel expenses for each meeting of the Board of Directors attended in person and a fee of $300 for attending a meeting by telephone. Directors who are employees of the Company receive a fee of $600 for each board meeting attended in person and a fee of $300 for attending a meeting by telephone. Each member of the Executive Committee of the Board of Directors who is not an employee of the Company receives an additional annual fee of $5,000, plus $600 and reimbursement for travel expenses for each committee meeting attended in person and a fee of $300 for attending a committee meeting by telephone. Each member of the Audit, Compensation and Nominating Committee of the Board of Directors receives $600 for each committee meeting attended in person and $300 for attending a committee meeting by telephone, unless such meetings are held in conjunction with a meeting of the Board of Directors or Executive Committee. No fees are paid for attending meetings of the Stock Option Committee.

    Each director who is not an employee of the Company is automatically granted an option to purchase 5,000 Common Shares of the Company every three years during his or her service on the Board of Directors pursuant to the terms of the Biomet, Inc. 1992 Employee and Non-Employee Director Stock Option Plan (the "Plan"). The Plan provides that the purchase price of option shares may not be less than the fair market value per Common Share on the date of grant and the term of the option may not exceed ten years from the date of grant. Under the terms of the Plan, neither the Board of Directors nor the Compensation Committee has the authority to alter or modify the number of option shares granted or interval of grants to the non-employee directors.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal year 1995, the Compensation Committee was comprised of Dane
A. Miller, Kenneth V. Miller and Jerry L. Miller. Dane A. Miller serves as the Company's President and Chief Executive Officer.


                             EXECUTIVE COMPENSATION

GENERAL

    The following Summary Compensation Table sets forth certain information with respect to the compensation of the Company's President and Chief Executive Officer and the four other most highly compensated executive officers for the past three fiscal years ending May 31 who served in such capacities as of May 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                                         ANNUAL            COMPENSATION
                                                      COMPENSATION            AWARDS           ALL OTHER
                                   FISCAL YEAR   ----------------------- -----------------  COMPENSATION(1)
NAME AND PRINCIPAL POSITION       ENDED MAY 31    SALARY ($)   BONUS ($) STOCK OPTIONS (#)        ($)
- ---------------------------       ------------   ------------  --------- -----------------  ---------------

Dane A. Miller, Ph.D.                 1995          167,707      110,000        -              14,395
 President and                        1994          154,665       91,600        -              14,095
  Chief Executive Officer             1993          148,642       84,700        -              13,895

Niles L. Noblitt                      1995          167,707      110,000        -              14,395
 Chairman of the Board                1994          154,665       91,600        -              14,095
                                      1993          144,529       84,700        -              13,895

Charles E. Niemier                    1995          166,199       88,000        -              14,395
 Senior Vice President -              1994          155,530       95,400      25,000           14,095
 International Operations             1993          148,456       70,700        -              13,895

Garry L. England                      1995          153,045       88,700        -              11,695
 Senior Vice President -              1994          141,545       95,400      25,000           11,695
  Warsaw Operations                   1993          135,165       63,500        -              11,495

Daniel P. Hann                        1995          150,735       88,000        -              14,395
 Vice President, General              1994          141,545       95,400      25,000           14,095
 Counsel and Secretary                1993          135,165       63,500      10,000           13,895

(1) Represents the value of Company contribution to the Employee Stock Bonus Plan and the Profit Sharing Plan. Also includes director fees paid to Dr. Miller, Mr. Noblitt, Mr. Niemier and Mr. Hann.

STOCK OPTIONS

    There were no stock options granted during fiscal year 1995 to any of the Company's executive officers named in the Summary Compensation Table.

    The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gain realized on exercise in fiscal year 1995 by the Company's executive officers named in the Summary Compensation Table. Mr. England, Mr. Hann and Mr. Niemier were the only executive officers identified in the Summary Compensation Table who exercised stock options in fiscal year 1995.

          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                            YEAR END OPTION VALUES


                                                          NUMBER OF UNEXERCISED OPTIONS   VALUE OF UNEXERCISED IN-THE-MONEY
                                                              AT MAY 31, 1995   (#)          OPTIONS AT MAY 31, 1995 ($)
                         SHARES ACQUIRED  VALUE REALIZED  -----------------------------   ---------------------------------
NAME                     ON EXERCISE (#)      ($)         EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
- -------------            ---------------  --------------  -----------     -------------   ------------    -----------------
Garry L. England              9,600          46,800          42,925           21,875          396,400        112,110

Daniel P. Hann               25,000         173,450          18,125           66,875          138,675        480,075

Charles E. Niemier            7,200          77,700           3,125           21,875           16,025        112,100


             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES

POLICIES AND OBJECTIVES

    The Compensation Committee and the Stock Option Committee of the Board of Directors (collectively referred to herein as the "Committee") are responsible for administering the compensation and benefit programs for the Company's employees, including the executive officers. The Committee annually reviews and evaluates cash compensation and stock option grant recommendations made by the President and Chief Executive Officer for the executive officers (other than for himself) along with the rationale for such recommendations. The Committee examines these recommendations in relation to the Company's overall objectives and makes compensation recommendations to the Board of Directors for final approval. The Committee also sends to the Board of Directors for approval its recommendations on compensation for the President and Chief Executive Officer, who does not participate in the Committee's decisions as to his compensation package.

    The Company's current executive compensation policies and practices reflect the compensation philosophies of the Company's four founders - Dane A. Miller, Niles L. Noblitt, Jerry L. Ferguson and M. Ray Harroff. The Company is committed to maximizing shareholder value through performance and the Committee believes that superior performance by the Company's executive and management team is an essential element to reaching that goal. The program is designed to help achieve this objective by (1) attracting, retaining and rewarding highly qualified and productive persons; (2) relating compensation to both Company and individual performance; (3) establishing compensation levels that are internally equitable and externally competitive; and (4) encouraging an ownership interest and instilling a sense of pride in the Company which are consistent with the interests of the Company's shareholders.

    The Committee firmly believes that all employees (which the Company refers to as Team Members rather than "employees") play a critical role in the Company's success and, therefore, all employees participate in the Company's cash and equity compensation plans. The Committee continues to believe in one of the founding philosophies of the Company, that equity compensation in the form of stock options is an excellent incentive for all employees, including executive officers, and serves to align the interests of employees, management and shareholders.

    Based on these objectives, the compensation package of the executive officers consists of four primary elements: (1) base salary; (2) incentive bonuses; (3) stock options; and (4) participation in employee benefit plans.

    BASE SALARY. A base salary is set for each executive officer at the beginning of each calendar year by the Board of Directors after receiving a recommendation from the Committee. The Committee recommends to the Board of Directors what it believes to be an appropriate base salary for each executive officer based on the Company's performance, the executive officer's performance, the Company's future objectives and challenges and the current competitive environment. Base salaries are intended to be relatively moderate, but competitive. During fiscal year 1995, the base salary of the executive officers as a group increased approximately 9%.

    INCENTIVE BONUSES. The Company's policy is to base a significant portion of each executive officer's annual compensation on the financial performance of the Company. Approximately one-half of each executive officer's potential annual cash compensation is based upon the incentive bonus which is accrued and paid at the conclusion of each fiscal year. The bonus is determined on the basis of a formula which compares actual performance against targets which are established by the Committee and approved by the Board of Directors at the beginning of each fiscal year of the Company. The bonus targets are equally weighted between revenues growth and earnings growth of the Company during the fiscal year. The target bonus for each officer is determined by the Committee based upon the goals, objectives, responsibilities and length of service of each officer. The Committee may exercise some discretion in making bonus awards.

    STOCK OPTIONS. Stock options have always been a key element in the Company's long-term compensation program. The primary purpose of stock options is to provide executive officers and other employees with a personal and financial interest in the success of the Company through stock ownership, thereby aligning the interests of such persons with those of the Company's shareholders. This broad-based program is a vital element of the Company's goal to empower and motivate outstanding long-term contributions by employees within all levels of the Company. The Committee believes that stock options help to create an entrepreneurial environment within the Company and instill the spirit of a small company. Additionally, the Committee believes stock options provide broad incentives for the day-to-day achievements of all employees in order to sustain and enhance the Company's long-term performance.

    The Committee believes that the value of such stock options will reflect the financial performance of the Company over the long term. Because the Company's stock option program provides for a one-year waiting period before options may be exercised and an exercise price at fair market value as of the date of grant, executive officers and other employees benefit from stock options only when the Company's stock price increases over time. Individual executive officer stock option awards are based on level of responsibility, individual contribution, length of service and total number of Common Shares owned in relation to other executive officers in the Company. Currently, there are more than 1,075 employees below the executive officer level who have been awarded one or more stock options under this program and more than 85% of the option shares have been granted to employees other than executive officers.

    BENEFIT PLANS. The executive officers also participate in the Company's Profit Sharing Plan and the Employee Stock Bonus Plan qualified under Section 401(a) of the Internal Revenue Code (the "ESBP"). All executive officers and employees having at least 90 days of service and who are at least 18 years of age are eligible to participate in both plans. With respect to the Profit Sharing Plan, each year the Company, in its sole discretion, may match 50% of employee contributions up to a maximum amount equal to 5% of the employee's compensation, either in cash or in Common Shares of the Company, and contribute such amounts to the Profit Sharing Plan. All contributions to the Profit Sharing Plan are allocated to accounts maintained on behalf of each participating employee and, to the extent vested, are distributed to the employee upon retirement, death, disability or termination of service. Historically, the Company has made its contribution in the form of Common Shares of the Company. With respect to the ESBP, the Board of Directors may make contributions to the ESBP in the form of Common Shares or cash in such amounts, if any, as it may determine in its sole discretion, and participating employees may make voluntary contributions to the ESBP in amounts up to 10% of their annual compensation. The funds accumulated under the ESBP are invested by the trustee primarily in Common Shares of the Company. Distributions are made to employees at retirement, death, disability or termination of service, in Common Shares or, at the employee's option, in cash. Because a significant portion of the assets of both of these plans is invested in the Company's stock, both plans further serve to align the interests of employees, management and shareholders.

COMPENSATION OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

    The compensation for the Company's President and Chief Executive Officer, Dane A. Miller, is established by the Committee, without participation by Dr. Miller, and approved by the Board of Directors. Over the years, Dr. Miller has received modest increases in his cash compensation, notwithstanding the strong financial results of the Company. These modest increases reflect his cost-conscious management style and belief that the financial success of management should be closely aligned with shareholder interests through appreciation in the Company's stock. It is important to note that Dr. Miller has never received a stock option and he does not participate in the Company's stock option program. Notwithstanding an increase in the Company's sales and earnings in excess of 21% for fiscal year 1995, the total compensation paid to Dr. Miller increased less than 13%.

    Under the leadership and vision of Dr. Miller and Niles L. Noblitt, Chairman of the Board, the Company and its shareholders continue to enjoy outstanding performance and success. The Committee and entire Board of Directors are proud to note that Dr. Miller and the other executive officers have been nationally recognized on several occasions as providing one of the best returns to shareholders relative to executive compensation.

    The Committee believes that the executive compensation programs and practices described above are conservative and fair to the Company's shareholders. The Committee further believes that these programs and practices serve the best interests of the Company and its shareholders.

                                      Respectfully submitted,

                                      Kenneth V. Miller, Chairman
                                      Dane A. Miller, Ph.D.
                                      Jerry L. Miller
                                      Niles L. Noblitt

                            STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total shareholder return on the Company's Common Shares with the cumulative total return of the Standard & Poor's 500 Composite Stock Index (the "S&P 500 Index") and the Standard & Poor's Medical Products and Supplies Industry Group Index (the "S&P Medical Index") for the five most recent fiscal years ended May 31. The comparison assumes $100 invested on May 31, 1990, in the Company's Common Shares and in each of the indices.



                              [PERFORMANCE GRAPH]

Biomet, Inc                   100       200.00          244.83          144.83          134.48          205.17
S & P Medical Index           100       145.98          163.72          132.81          125.09          184.17
S & P 500 Index               100       111.79          122.81          137.06          142.90          171.75


                              CERTAIN TRANSACTIONS

    L. Gene Tanner, a member of the Board of Directors of the Company, is an executive officer and director of the investment banking firm of Nat City Investments, Inc. (formerly Raffensperger, Hughes & Co., Incorporated), which provided services to the Company during the past fiscal year and is expected to do so in the future.

    Dane A. Miller, President and Chief Executive Officer and a member of the Board of Directors of the Company, is a majority shareholder in a corporation which provides the use of an aircraft to the Company on an as-needed basis. Prior to January 1, 1995, the Company paid a monthly minimum fee of $14,250 to that corporation for the use of that aircraft, and also paid an hourly fee of $650 for the first 30 hours of use per month and $888 per hour thereafter. Beginning January 1, 1995, the Company began paying a flat monthly fee of $20,800 to that corporation for the use of the aircraft with no hourly charges in excess of the flat monthly fee.

The Company made payments to that corporation of approximately $429,800 during the last fiscal year. The Board of Directors believes the rental rate and other terms of this arrangement to be no less favorable to the Company than would have been available in the absence of the relationship described.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with on a timely basis during the fiscal year ended May 31, 1995.

         RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS (ITEM 2)

    Subject to ratification by the shareholders, the Board of Directors has selected Coopers & Lybrand L.L.P. as independent accountants for the Company for the fiscal year ending May 31, 1996. The Company has been advised by such firm that neither it nor any of its associates has any direct or material indirect financial interest in the Company.

    Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and to be available to respond to appropriate questions concerning the audit for the fiscal year ended May 31, 1995.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (a) any matters not within the knowledge of the Board of Directors as of the date of this Proxy Statement should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (c) any proposals properly omitted from this Proxy Statement and the form of proxy should come before the meeting; or (d) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendations of the Board of Directors of the Company.

                                        By Order of the Board of Directors,

                                        DANIEL P. HANN
                                        Daniel P. Hann, Secretary
August 4, 1995

PROXY
                                 BIOMET, INC.
             ANNUAL MEETING OF SHAREHOLDERS -- SEPTEMBER 23, 1995
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Dane A. Miller and Niles L. Noblitt as proxies, each with the power to act alone and of substitution, and hereby authorizes them to represent and to vote, as designated below, all the Common Shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Saturday, September 23, 1995, or any adjournment thereof.

        1.  ELECTION OF DIRECTORS.  NOMINEES:
            Ronald R. Fisher, M. Ray Harroff, Jerry L. Miller, Charles E.
            Niemier

        / / VOTE FOR all nominees listed above except vote withheld from the following nominees (if any):

            ________________________________________________

        / / VOTE WITHHELD from all nominees listed above.

        2. RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING
            MAY 31, 1996.

        / / FOR     / / AGAINST   / / ABSTAIN

        3. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" MATTERS 1 & 2 ABOVE.

PLEASE SIGN ON THE REVERSE SIDE.
- --------------------------------------------------------------------------------



PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

DATED ________________________________, 1995


PLEASE MARK, SIGN, DATE AND
RETURN THIS PROXY CARD
PROMPTLY USING THE
ENCLOSED ENVELOPE.

                                         SIGNATURE _____________________________

                                         SIGNATURE, IF HELD JOINTLY ____________

PLEASE INDICATE BELOW WHETHER YOU WILL OR
WILL NOT ATTEND THE ANNUAL MEETING

/ / WILL ATTEND   / / WILL NOT ATTEND